                            J.P. MORGAN SERIES TRUST
                                DISTRIBUTION PLAN




                  SECTION 1. This Distribution Plan (the "Plan") is adopted with respect to one or more series of J.P. Morgan Series Trust, a Massachusetts business trust (the "Trust") as listed in Schedule A (a "Fund"), pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") and relates to the classes of shares (the "Shares") specified in Schedule A.

                  SECTION 2. Each Fund may incur with respect to a class of shares, expenses at an annual rate as listed under the column "Distribution Fee" on Schedule A hereto, subject to any applicable limitations imposed from time to time by applicable rules of the National Association of Securities Dealers, Inc. (the "NASD").

                  SECTION 3. Amounts set forth under the column "Distribution Fee" on Schedule A hereto may be used to finance any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, (i) the development, formulation and implementation of marketing and promotional activities, including direct mail promotions and television, radio, magazine, newspaper, electronic and media advertising; (ii) the preparation, printing and distribution of prospectuses and statements of additional information (and supplements thereto) and reports (other than prospectuses and statements of additional information (and supplements thereto) or reports used for regulatory purposes or for distribution to existing shareholders); (iii) the preparation, printing and distribution of sales literature; (iv) expenditures for sales or distribution support services such as for telephone facilities and in-house telemarketing; (v) preparation of information, analyses and opinions with respect to marketing and promotional activities; (vi) commissions, incentive compensation, finders fees or other compensation to, and expenses of employees of each fund's distributor (the "Distributor"), brokers, dealers and other financial institutions attributable to distribution or sales support activities, as applicable, including interest expenses and other costs associated with financing of such commissions, compensation and expenses; (vii) travel, equipment, printing, delivery and mailing costs, overhead and other office expenses of the Distributor attributable to distribution or sales support activities, as applicable; (viii) the costs of administering this Plan; (ix) expenses of organizing and conducting sales seminars; and (x) any other costs and expenses relating to distribution or sales support activities. To the extent that amounts paid hereunder are not used specifically to reimburse the Distributor for any such expense, such amounts may be treated as compensation for the Distributor's distribution-related services. All amounts expended pursuant to the Plan shall be paid to the Distributor and are the legal obligation of the applicable Fund and not of the Distributor.


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                                       2

                  SECTION 4. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority of both
(a) the Board of Trustees of the Trust with respect to each Fund and (b) those trustees of the Trust who are not "interested persons" of each Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Non-interested Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

                  SECTION 5. Unless sooner terminated pursuant to Section 7, this Plan shall continue in effect for a period of one year from the date it takes effect and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided in Section 4.

                  SECTION 6. The distributor shall provide to the Board of Trustees and the Board of Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

                  SECTION 7. This Plan may be terminated at any time with respect to any class of Shares of any Fund by vote of a majority of the Non-interested Trustees, or by vote of a majority of the outstanding voting securities of the Shares.

                  SECTION 8. Any agreement related to this Plan shall be made in writing, and shall provide:


                         (a) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Non-interested Trustees or by a vote of the outstanding voting securities of any Fund attributable to the Shares, on not more than sixty (60) days' written notice to any other party to the agreement; and

                         (b) that such agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

                  SECTION 9. This Plan may not be amended with respect to any class of Shares of any Fund to increase materially the amount of distribution expenses provided for in the column "Distribution Fee" on Schedule A hereto unless such amendment is approved by a vote of at least a "majority of the outstanding securities" (as defined in the 1940 Act) of the Shares, and no material amendment to the Plan shall be made unless approved in the manner provided for in Section 4 hereof.

Adopted:  June 28, 2001




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                                       3

                                   SCHEDULE A



                                                                                       DISTRIBUTION FEE
                                                                          (ANNUAL RATE EXPRESSED AS A PERCENTAGE OF
                                                                          THE AVERAGE DAILY NET ASSETS OF EACH CLASS
                         FUND                            CLASS OF SHARES  OF SHARES)
---------------------------------------------------------------------------------------------------------------------
J.P. Morgan Enhanced Income Fund                                A                            0.25%
                                                                B                            0.75%
                                                                C                            0.75%

J.P. Morgan Global 50 Fund                                      A                            0.25%
                                                                B                            0.75%
                                                                C                            0.75%

J.P. Morgan Global Healthcare Fund                              A                            0.25%
                                                                B                            0.75%
                                                                C                            0.75%
J.P. Morgan Global Technology and Telecommunication
Fund                                                            A                            0.25%
                                                                B                            0.75%
                                                                C                            0.75%

J.P. Morgan Tax Aware U.S. Equity Fund                          A                            0.25%
                                                                B                            0.75%
                                                                C                            0.75%

J.P. Morgan Tax Aware Disciplined Equity Fund                   A                            0.25%
                                                                B                            0.75%
                                                                C                            0.75%

J.P. Morgan Large Cap Growth Fund                               A                            0.25%
                                                                B                            0.75%
                                                                C                            0.75%

J.P. Morgan California Bond Fund                                A                            0.25%
                                                                B                            0.75%
                                                                C                            0.75%

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                                        4

                                                                                       DISTRIBUTION FEE
                                                                          (ANNUAL RATE EXPRESSED AS A PERCENTAGE OF
                                                                          THE AVERAGE DAILY NET ASSETS OF EACH CLASS
                         FUND                           CLASS OF SHARES   OF SHARES)
---------------------------------------------------------------------------------------------------------------------
J.P. Morgan Market Neutral Fund                                A                             0.25%
                                                               B                             0.75%
                                                               C                             0.75%

J.P. Morgan Smart Index Fund                                   A                             0.25%
                                                               B                             0.75%
                                                               C                             0.75%

J.P. Morgan Tax Aware Enhanced Income Fund                     A                             0.25%
                                                               B                             0.75%
                                                               C                             0.75%

J.P. Morgan Tax Aware Small Company Opportunities Fund         A                             0.25%
                                                               B                             0.75%
                                                               C                             0.75%

J.P. Morgan Disciplined Equity Value Fund                      A                             0.25%
                                                               B                             0.75%
                                                               C                             0.75%

J.P. Morgan Global High Yield Fund                             A                             0.25%
                                                               B                             0.75%
                                                               C                             0.75%
